Exhibit 10.18

Commencement Date Memorandum

THIS MEMORANDUM is made and entered into as of August 17, 2017, by and between Station Park CenterCal, LLC, a Delaware limited liability company (“Landlord”), and Pluralsight, LLC, a Utah limited liability company (“Tenant”).

RECITALS:

A. By that certain Multi-Tenant Office Lease Agreement dated as of September 20, 2013, as amended by that certain First Amendment to Office Lease dated October 13, 2015 (collectively the “Lease”), pursuant to which Tenant leased from Landlord a certain expansion premises designated as Suite J-300 (“Premises”), located in the development commonly known as “Station Park” in Farmington, Utah (“Building”).

B. Landlord and Tenant desire to confirm the Expansion Premises Commencement Date and the date the Expansion Term of the Lease expires.

C. Unless otherwise provided herein, all capitalized terms not otherwise defined in this Memorandum have the meaning ascribed to them in the Lease.

ACKNOWLEDGMENTS:

NOW THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The Expansion Premises Commencement Date under the Lease is February 16, 2016.

2.	The Expansion Term of the Lease expires on February 28, 2021, unless the Lease is sooner terminated in accordance with the terms and conditions of the Lease.

3.	The rentable area of the Expansion Premises is 43,145 square feet.

4.	Tenant shall exercise its right to the Expansion Renewal Term, if at all, before February 29, 2020 subject to the conditions and limitations set forth in Section 1.2.4 of the Lease.

5.	This Memorandum may be executed in counterparts, each of which is an original and all of which constitute one instrument.

Landlord and Tenant each caused this Memorandum to be executed by its duly authorized representative as of the day and date written above,

LANDLORD:		TENANT:

Station Park CenterCal, LLC,		Pluralsight, LLC, a Utah limited liability company
a Delaware limited liability company

By:	CenterCal, LLC,	By:	/s/ Anita Grantham
	a Delaware limited liability company	Name:	Anita Grantham
Its:	Sole Member	Title:	Chief People Officer

By:	CenterCal Association, LLC,
a Delaware limited liability company
Its:	Manager

By:	/s/ illegible
Its:	President